SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2014

HITTITE MICROWAVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51448	04-2854672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Elizabeth Drive, Chelmsford, Massachusetts 01824

(Address of principal executive offices) (Zip Code)

(978) 250-3343

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Hittite Microwave Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders on May 14, 2014, at which three proposals were submitted to, and approved by, our shareholders. The holders of 30,279,116 shares of common stock were present or represented by proxy at the meeting. The proposals are described in detail in our definitive proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on April 14, 2014. The final results for the votes for each proposal are set forth below.

(a)           At the annual meeting, each of Gregory R. Beecher, Ernest L. Godshalk, Rick D. Hess, Adrienne M. Markham, Brian P. McAloon, Steve Sanghi and Franklin Weigold was elected as a director of the Company, to serve a one-year term expiring at the 2015 Annual Meeting of Stockholders. The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory R. Beecher	27,860,902	2,067,862	350,352
Ernest L. Godshalk	29,844,520	84,244	350,352
Rick D. Hess	29,857,463	71,301	350,352
Adrienne M. Markham	29,671,920	256,844	350,352
Brian P. McAloon	29,671,960	256,804	350,352
Steve Sanghi	27,860,902	2,067,862	350,352
Franklin Weigold	29,591,237	337,527	350,352

(b)           At the annual meeting, our stockholders voted to approve the compensation of our named executive officers. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, on an advisory basis, the compensation of the named executive officers	29,103,329	508,648	316,787	350,352

(c)           At the annual meeting, our stockholders also approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2014	29,907,068	223,317	148,731	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITTITE MICROWAVE CORPORATION

	By:	/s/ William W. Boecke
William W. Boecke
Chief Financial Officer

Date: June 2, 2014